UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2020

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election and Appointment of Directors

The 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Marrone Bio Innovations, Inc. (the “Company,” “we” or “our”) was held on October 29, 2020. The disclosure set forth in Section (i) of Item 5.07 regarding the election of Pamela G. Marrone, Ph.D., Robert A. Woods, and Yogesh Mago to serve as a Class I directors is incorporated herein by reference.

On November 2, 2020, following our 2020 Annual Meeting, our Board of Directors (the “Board”) approved an increase in the size of the Board to eight people, with the one additional vacancy on the Board being in Class III, effective immediately. The Board appointed Lara L. Lee to fill the vacancy as a Class III director of the Company, with Ms. Lee’s term to expire as of our 2022 Annual Meeting of Stockholders. Ms. Lee will serve on the Audit Committee and Compensation Committee of the Board.

Ms. Lee has over thirty years of experience leading transformations for iconic brands around the world, including Harley-Davidson and Lowe’s. From 2013-2018, Ms. Lee served as an officer in various capacities with Lowe’s Companies, Inc., including service as Senior Vice President of Customer Experience Design for Lowe’s Home Improvement from 2013 to 2016 and as President of the Orchard Supply Hardware subsidiary form 2016 to 2018. Most recently, since 2018, Ms. Lee has served as the Chief Executive Officer of Creative Renewal, a management consulting firm. Ms. Lee currently serves on the boards of Organically Grown Company, a progressive organic produce distributor with international sourcing operations, and The Sill, a direct-to-consumer retailer of house plants. Ms. Lee holds a Bachelor’s degree in Chinese Language from Brown University, a Master’s degree in International Studies from the University of Pennsylvania and an MBA from the Wharton School of the University of Pennsylvania.

No “family relationship,” as the term is defined in Item 401(d) of Regulation S-K, exists among Ms. Lee, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

On November 2, 2020, the Company issued a press release announcing the appointment of Ms. Lee to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2020, we held our 2020 Annual Meeting virtually. Of the 152,475,013 shares of common stock outstanding and entitled to vote at the 2020 Annual Meeting, 129,960,268 shares were present at the 2020 Annual Meeting either virtually or by proxy, constituting a quorum of 85%. Our stockholders considered and voted on the following proposals at the 2020 Annual Meeting:

(i)	Our stockholders elected Pamela G. Marrone, Ph.D., Robert A. Woods, and Yogesh Mago to serve as a Class I directors for a three-year term, ending at the time of the 2023 Annual Meeting of Stockholders (or until a successor is duly elected and qualified) pursuant to our Bylaws and the applicable laws of the State of Delaware.

The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Pamela G. Marrone	108,340,069	6,878,121	14,742,078
Robert A. Woods	109,388,934	5,829,256	14,742,078
Yogesh Mago	111,176,037	4,042,153	14,742,078

(ii)	Our stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The results of the voting were as follows:

VOTES FOR:	127,767,387
VOTES AGAINST:	1,895,769
VOTES ABSTAINED:	297,112

(iii)	Our stockholders approved an amendment to the Company’s Certificate of Incorporation to permit our board of directors to effect a reverse stock split of our outstanding common stock at a ratio of not less than one-for-five (1:5) and not more than one-for-fifteen (1:15), which exact ratio will be selected at the discretion of our board of directors, and provided that our board of directors may abandon the reverse stock split in its sole discretion.

The results of the voting were as follows:

VOTES FOR:	122,869,230
VOTES AGAINST:	6,658,638
VOTES ABSTAINED:	432,400

(iv)	Our stockholders approved the anti-dilution provisions in certain warrants in accordance with Nasdaq Listing Rule 5635(d).

The results of the voting were as follows:

VOTES FOR:	109,691,612
VOTES AGAINST:	989,396
VOTES ABSTAINED:	95,203
BROKER NON-VOTES	14,742,078

(v)	Our stockholders did not approve the stockholder proposal that our board of directors take each step necessary so that each voting requirement in the Company’s Certificate of Incorporation and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws, to take effect within four years.

The results of the voting were as follows:

VOTES FOR:	9,616,255
VOTES AGAINST:	105,185,487
VOTES ABSTAINED:	416,448
BROKER NON-VOTES	14,742,078

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Marrone Bio Innovations, Inc., dated November 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: November 2, 2020	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary